UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 14, 2016

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05         Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On September 14, 2016, the Board of Directors (the “Board”) of Ballantyne Strong, Inc. (the “Company”) approved and adopted amendments to the Code of Ethics, which is attached as Exhibit 14 to this Current Report on Form 8-K and is incorporated herein by reference. The Code of Ethics will also be available on the Company’s website at www.strong-world.com. The Code of Ethics applies to all officers, directors and employees of the Company, including but not limited to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The changes to the Code of Ethics clarify the requirements regarding the adherence to the Code of Ethics, obligation to provide public disclosures that are full, fair, accurate, timely and understandable, prompt internal reporting of violations of the Code of Ethics, and accountability for adherence to the Code of Ethics. The amendments to the Code of Ethics are intended as clarifications and do not result in any waiver to any officer, director or employee of the Company, explicit or implicit, from any provision of the Code of Ethics as in effect prior to the Board’s action to approve amendments to the Code of Ethics.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits.

14      Ballantyne Strong, Inc. Code of Ethics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: September 16, 2016	By:	/s/ Nathan D. Legband
Nathan D. Legband
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
14	Ballantyne Strong, Inc. Code of Ethics.